UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2013

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-184491 (Commission File Number)	90-0794304 (I.R.S. Employer Identification No.)
770 South Post Oak Lane Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(832) 562-3730
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01Other Events.

On October 11, 2013, U.S. Well Services, LLC (the “Company”) and its wholly owned subsidiary, USW Financing Corp., issued a press release regarding the launch of a private offering of $46.0 million in aggregate principal amount of 14.50% Senior Secured Notes due 2017 (the “Notes”), as additional notes, commonly referred to as a “tack-on bond,” under the indenture pursuant to which they previously issued $85.0 million aggregate principal amount of 14.50% Senior Secured Notes due 2017 in February 2012 and $12.0 million aggregate principal amount of Senior Secured Notes due 2017 in April 2013.  As a condition to and concurrent with the offering, the Company will receive a $14 million equity investment for membership units of the Company.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

We are filing the following information with the Securities and Exchange Commission for the purposes of updating certain aspects of the publicly disclosed descriptions of our company. Such information is intended to be considered in the context of all of our publicly disclosed filings and other public announcements that we may make, by press release or otherwise, from time to time.

We will use substantially all of the proceeds of a private offering of $46.0 million in aggregate principal amount of 14.50% Senior Secured Notes due 2017 (the “Notes”) to acquire both a fourth and fifth hydraulic fracturing fleet and associated heavy equipment and materials.  Upon completion, we intend to deploy our fourth and fifth hydraulic fracturing fleets to satisfy our obligations under the Dedicated Fracturing Fleet Agreement, effective November 1, 2013, with Inflection Energy LLC, and the Contract to Provide Dedicated Fleet(s) for Fracturing Services, dated November 1, 2011 (as amended pursuant to the Amendment to Contract to Provide Dedicated Fleet(s) for Fracturing Services effective September 30, 2013), with Antero Resources Corporation.  The fourth fleet will consist of nine NRG fracturing pumps and associated heavy equipment from various vendors.  We anticipate delivery of the fourth fleet in late October 2013 with operations beginning out of Williamsport, Pennsylvania in November 2013.  The fifth fleet will be a proprietary designed “Clean Fleet” and will consist of 16 Stewart & Stevenson fracturing pumps driven by electric motors powered with electric turbine generators and associated heavy equipment from various vendors.  We anticipate delivery of the fifth fleet in April 2014 with operations beginning in May 2014. With the new equipment, we believe we will be able to expand our customer base and provide one of the most effective levels of service in the industry.

The Clean Fleet is a proprietary, patent-pending design that incorporates existing industry equipment configured in a novel manner to provide fracturing services at a lower cost with a smaller environmental and physical footprint, as well as with enhanced safety features, compared to traditional fracturing equipment.  The Clean Fleet will consist of fracturing pumps and associated heavy equipment powered by electric motors, with electricity produced by mobile turbine generators that can burn a variety of hydrocarbon fuels, including natural gas.

The Company has an agreement in principle with Stewart & Stevenson for the construction and delivery of fracturing pumps and associated heavy equipment that initially will compose the Clean Fleet and plans to execute the agreement upon closing of the offering of the Notes.  It is unlikely that any such contract with Stewart & Stevenson will provide for termination in the event that the Clean Fleet fracturing pumps and associated heavy equipment are not delivered by Stewart & Stevenson by June 12, 2014.  The Company anticipates construction of the Clean Fleet to begin in October 2013.

In addition, the Company is providing the following updated risk factor for the purpose of updating our public disclosure.

We are deploying new and unproven technologies, which make evaluation of our business and prospects difficult, and our agreement with Antero may be terminated if we do not develop commercially successful products.

The services we are to provide under the Antero Contract are to be performed by a hydraulic fracturing fleet, referred to as the “Clean Fleet,” to be powered by electricity generated from natural gas.  The Clean Fleet will be constructed for us under the terms of a contract with Stewart & Stevenson that is agreed to in principle but not yet executed.  The technology involved in the construction of and the services to be performed from our Clean Fleet of hydraulic fracturing equipment is at an early stage of commercialization and has not been field proven.  In order to successfully commercialize our Clean Fleet equipment, we will have to make significant investments, including investments in research and development and testing, to demonstrate its technical benefits and cost-effectiveness.  Problems frequently encountered in connection with the commercialization of products using new and unproven technologies might limit our ability to develop and commercialize services provided by our Clean Fleet equipment.  For example, our products may be found to be ineffective, unreliable or otherwise unsatisfactory to current and potential customers, including Antero.  We may experience unforeseen technical complications in the processes we use to develop, customize and receive orders for services performed by our Clean Fleet.  These complications could materially delay or limit the use of Clean Fleet equipment that we attempt to commercialize, substantially increase the anticipated cost of our Clean Fleet or prevent us from implementing our processes at appropriate quality and scale levels, thereby causing our business to suffer.

In particular, the Antero Contract requires that we deliver services from Clean Fleet products by June 12, 2014, and our failure to do so would permit Antero to terminate the agreement or grant an extension to the commencement date of the agreement, at Antero’s discretion.  In addition, we have an agreement in principle that we have yet to execute with Stewart & Stevenson for the construction and delivery of Clean Fleet fracturing pumps and related heavy equipment, and the resulting executed agreement is unlikely to provide for termination in the event that the Clean Fleet fracturing pumps and associated heavy equipment is not delivered by Stewart & Stevenson by June 12, 2014.

The information filed in this Current Report on Form 8-K pursuant to Item 8.01, including the information contained in Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

 Item 9.01  Financial Statements and Exhibits.

99.1Press release dated October 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U
U.S. Well Services, LLC

Date:	October 11, 2013	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer

Exhibit Index

99.1Press release dated October 11, 2013.